As filed with the Securities and Exchange Commission on February 28, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAPID7, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-2423994
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
100 Summer Street
Boston, Massachusetts 02110
(Address of principal executive offices) (Zip Code)

Rapid7, Inc. 2015 Equity Incentive Plan
Rapid7, Inc. 2015 Employee Stock Purchase Plan
(Full titles of the plans)

Peter Kaes
General Counsel and Secretary
Rapid7, Inc.
100 Summer Street
Boston, Massachusetts 02110
(617) 247-1717
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Nicole Brookshire, Esq.
Courtney T. Thorne, Esq.
Cooley LLP
500 Boylston Street, 14th Floor
Boston, Massachusetts 02116
(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2015 Equity Incentive Plan Common Stock, $0.01 par value per share	1,904,017 shares (3)	$46.73	$88,974,714.41	$10,783.74
2015 Employee Stock Purchase Plan Common Stock, $0.01 par value per share	476,004 shares (4)	$46.73	$22,243,666.92	$2,695.93
Total	2,380,021 shares	N/A	$111,218,381.33	$13,479.67

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) that become issuable under the Rapid7, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) and the Rapid7, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $46.73, the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on February 25, 2019.

(3)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2015 EIP on January 1, 2019 pursuant to an “evergreen” provision contained in the 2015 EIP.

(4)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2015 ESPP on January 1, 2019 pursuant to an “evergreen” provision contained in the 2015 ESPP.

INCORPORATION BY REFERENCE OF CONTENTS
OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed by Rapid7, Inc. (the “Registrant”) for the purpose of registering (i) an additional 1,904,017 shares of Common Stock issuable pursuant to the Rapid7, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) and (i) an additional 476,004 shares of Common Stock issuable pursuant to the Rapid7, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2015 EIP and 2015 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2015 (File No. 333-205716), October 13, 2015 (File No. 333-207395), March 10, 2016 (File No. 333-210082), March 9, 2017 (File No. 333-216566) and March 8, 2018 (File No. 333-223525). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Cooley LLP (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1(4)	Rapid7, Inc. 2015 Equity Incentive Plan, as amended.
99.2(5)	Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice and Restricted Stock Unit Agreement under the Rapid7, Inc. 2015 Equity Incentive Plan, as amended.
99.3(6)	Rapid7, Inc. 2015 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 22, 2015, and incorporated herein by reference.

(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 22, 2015, and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 6, 2015 (File No. 333-204874), as amended, and incorporated herein by reference.

(4)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 13, 2015 and incorporated herein by reference.

(5)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 6, 2015 (File No. 333-204874), as amended, and incorporated herein by reference.

(6)	Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 6, 2015 (File No. 333-204874), as amended, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 28, 2019.
RAPID7, INC.

/s/ Jeff Kalowski
By:	Jeff Kalowski

Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Corey Thomas and Jeff Kalowski, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Corey Thomas Corey Thomas	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 28, 2019

/s/ Jeff Kalowski Jeff Kalowski	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2019

/s/ Michael Berry	Director	February 28, 2019
Michael Berry

/s/ Marc Brown	Director	February 28, 2019
Marc Brown

/s/ Judy Bruner	Director	February 28, 2019
Judy Bruner

/s/ Benjamin Holzman	Director	February 28, 2019
Benjamin Holzman

/s/ Timothy McAdam	Director	February 28, 2019
Timothy McAdam

/s/ J. Benjamin Nye	Director	February 28, 2019
J. Benjamin Nye

/s/ Tom Schodorf	Director	February 28, 2019
Tom Schodorf